EXECUTION COPY

                                  Exhibit 10B*

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      EIGHTH AMENDMENT AGREEMENT (the "Amendment"), dated as of June 10, 1998, between TOYS "R" US, INC., a Delaware corporation (the "Corporation"), and CHARLES LAZARUS (the "Employee");

      WHEREAS, the Employee served as Chief Executive Officer of the Corporation since its founding;

      WHEREAS, the Corporation and the Employee are parties to an employment agreement originally dated March 14, 1978 and subsequently amended by agreements dated November 20, 1979, February 2, 1981, March 23, 1982, December 7, 1982, April 10, 1984, May 20, 1988 and March 14, 1989 (collectively referred to as the "Employment Agreement").

      WHEREAS, pursuant to Section 1(b) of the Employment Agreement, the Employee elected, effective January 31, 1994, to terminate the term of full-time employment and to become a consultant to the Corporation for a five-year period (the "Consulting Period") commencing on the date set forth in such election;

      WHEREAS, commencing at the end of the Consulting Period (January 31, 1999), the Employee shall receive a retirement benefit payable for a five-year period (the "Retirement Period") in accordance with Section 13 thereof;

      WHEREAS, the Employee continues to serve as a director and has been named by the Company to serve as Chairman Emeritus of the Corporation;

      WHEREAS, the advice of the Employee continues to be a valuable resource for the Corporation; and

      WHEREAS, in consideration of the Employee serving as Chairman Emeritus of the Corporation, the Board of Directors has determined that it is fair and reasonable to provide the Employee with certain corporate benefits during the Retirement Period in addition to the payments due to him under Section 13 of the Employment Agreement.

      NOW, THEREFORE, it is hereby agreed as follows.

      1. Section 13 of the Employment Agreement shall be amended as follows:

            (a) The first paragraph of Section 13 shall be amended by (i) adding "(the "Retirement Period")" to the end of the first sentence thereof; (ii) by replacing the phrase "Such 5-year period" with the phrase "Such Retirement Period" at the beginning of the second sentence thereof; and
      (iii) by replacing the words "five year" in the third sentence thereof with the words "Retirement Period"; and

            (b) The following paragraph shall be added to Section 13 after the first paragraph:

                  "During the Retirement Period:

                  (i) the Corporation shall provide the Employee with, or
            reimburse the Employee for the expense of, a car and driver when he is in the New York metropolitan area or on business for the Corporation;

                  (ii) the Corporation shall provide the Employee office space and secretarial services (by an individual to be chosen by the Employee) comparable to those services provided to him during the last year of the consulting period;

                  (iii) the Corporation shall reimburse the Employee, upon
            submission of appropriate record of incurrence, his reasonable business expenses and disbursements incurred in the course of the performance of his duties as Chairman Emeritus; and

                  (iv) the Employee will be entitled to continuation (which
            shall also continue after the Retirement Period) of health benefits under the Corporation's health plans at a level commensurate with such benefits as are generally made available to the Corporation's executive officers; provided, that to the extent such benefits cannot be provided to the Employee under the terms of such plan or such plan cannot be amended in any manner not adverse to the Corporation, the Corporation shall pay the Employee, on an after-tax basis, an amount necessary for the Employee to acquire such benefits from an independent insurance carrier; and provided further, that the obligations of the Corporation under this clause (iv) shall be terminated if, at any time during the Retirement Period, the Employee is employed by or is otherwise affiliated with a party that offers comparable health benefits to the Employee."

      2. Except as specifically modified herein, all other provisions of the Employment Agreement shall remain in full force and effect.

      3. This Amendment shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                                TOYS "R" US, INC.

                                                By: ___________________________
                                                         Name:
                                                         Title:

                                                CHARLES LAZARUS

                                                _______________________________